DERIVATIVE CALCULATION SERVICES AGREEMENT

DERIVATIVE CALCULATION SERVICES AGREEMENT (the “Agreement”) made as of             , 2014, by and between ALLIANCEBERNSTEIN CAP FUND, INC. (the “Fund”), on behalf of its portfolios AllianceBernstein Multi-Manager Alternative Strategies Fund and AllianceBernstein Long/Short Multi-Manager Fund and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Bank”).

WHEREAS, the Bank serves as custodian and fund accounting agent for the Fund; and

WHEREAS, the Fund desires to retain the Bank to provide certain derivative calculation services with respect to the Fund as further described herein; and

WHEREAS, the Bank is willing to render such services, but only in accordance with the terms and conditions hereof;

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

1. Retention. The Fund hereby retains the Bank to calculate values for certain derivative instruments held by the Fund on the terms set forth in this Agreement (the “Services”). The Bank agrees to such retention and agrees to render the Services herein set forth for fees agreed to in a letter agreement (the “Fee Letter”) relating hereto. Attached hereto as Appendix A is a matrix setting forth the various security types anticipated to be held by the Fund for which the Bank will be providing the Services, the model to be used by the Bank in providing Services for each such security type (together with any other models which may be added as described below, the “Models”) and the data inputs required for such model. Additional security types and/or models may be added to and existing security types and/or models may be removed from Appendix A by written agreement between the Fund and the Bank.

The security types and Models set forth on Appendix A hereto have been selected by the Fund and the Fund confirms that it has determined that use of the specified models in connection with the relevant security types will provide a reasonable valuation for such security type.

2. Delivery of Documents.

The Fund has delivered or will deliver to the Bank a true and correct copy of all trade tickets, swap term sheets or agreements, instruments, contracts, contract notes and other information it believes relevant to the Bank’s provision of derivative Services hereunder.

The Fund will, as soon as practicable, furnish the Bank with copies of all amendments of or supplements to any of the documents the Fund has supplied to the Bank under the preceding paragraph. Furthermore, the Fund will notify the Bank as soon as practicable, as to any matter of which it becomes aware that may materially affect the performance by the Bank of the Services under this Agreement.

3. Duties of Bank. Appendix B attached hereto describes how the Bank will conduct various aspects of the Model driven calculation of value of the security types specified on Appendix B hereto. The Fund hereby agrees that the procedures set forth in Appendix B provide a reasonable basis for the Bank to perform the Services hereunder.

In performing all Services under this Agreement, the Bank shall act in conformity with the procedures and requirements as set forth in Appendix B hereto in all material respects.

Notwithstanding any item discussed herein, the Bank has no investment discretion over any of the Fund’s assets and cannot be held liable for any losses resulting from the exercise of such discretion or investment choices made by the Fund or its appointed investment manager.

4. Duties of the Fund

The Fund will be responsible for any duties ascribed to it in Appendix B hereto.

5. Fees and Expenses.

(a) For the Services, the Fund will pay to the Bank such fees and expenses at such rate and at such times, as agreed to in the Fee Letter.

(b) The Bank shall not be required to pay any expenses incurred by the Fund or any other costs or expenses of the Fund in receiving or using the Services.

6. Limitation of Liability/Indemnification.

(a) The Bank shall (i) use the Models for the appropriate security types as set forth in Appendix A hereto, and (ii) and is entitled to use data required to run such models that is supplied by the Fund, its investment manager, its investment adviser, or any third party data source to the extent used properly in accordance with Appendix B hereto. The Fund assumes all risks associated with the use of the Services and use of the Models. The Bank shall exercise reasonable care in the performance of the calculations constituting the Services; however, there are no other warranties or representations, express or implied by the Bank, its subsidiaries, affiliates, employees or third party data providers, including merchantability, accuracy, availability, timeliness or fitness for a particular purpose or that the valuations resulting from application of the Models and provision of the Services are accurate or represent the true value or price of the applicable security type. The Fund acknowledges and agrees that the Services do not constitute investment advice or recommendations of any kind. In no event shall the Bank or any of its officers, directors, employees, or agents (collectively, the “Bank Indemnified Parties”) be liable to the Fund, its investment manager, its investment adviser, or any other third party including any client of the Fund for any damages, costs, expenses or any other matter relating to the Services or use of the data or the Models including results therefrom, and the Fund shall indemnify and hold the Bank and Bank Indemnified Parties harmless from and against any and all loss, damage, liability, actions, suits, claims, costs and expenses, including reasonable legal fees, (a “Claim”) arising as a result of the use of such Services, Models and/or data, including Claims of any third party, except to the extent any Claim results from the gross negligence or willful misconduct of the Bank or a Bank Indemnified Party, it being acknowledged that mere use of such models and/or data shall not arise to gross negligence or willful misconduct. In the event the Bank or any Bank Indemnified Parties are held liable for any reason as to the Services or use of the Models, the aggregate liability of the Bank for all Services and use of the Models shall be limited to direct damages incurred by the Fund not to exceed the aggregate amount of fees paid with respect the Services for the 12 months preceding the occurrence of the event giving rise to such liability.

(c) Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for lost profits or lost revenues or any special, consequential, punitive or incidental damages of any kind whatsoever in connection with this Agreement or any activities hereunder regardless of whether such damages could have been foreseen or prevented by such party.

(d) Notwithstanding anything to the contrary in this Agreement, in no event shall a party to this Agreement be liable to the other party or any third party for losses resulting from (i) any acts of God, fires, floods, or other disturbances of nature, epidemics, strikes, riots, nationalization, expropriation, terrorism or insurrection, and (ii) other happenings or events beyond the reasonable control of the party effected, provided that (A) the effected party has in place appropriate business resumption procedures, systems and facilities and (B) the effected party uses its commercially reasonable efforts to avoid or remove the cause of such losses.

(e) In performing its duties hereunder, the Bank will be entitled to receive and act upon the advice of independent counsel or auditors of its own selection, which may be counsel or auditors for the Fund.

7. Termination of Agreement.

(a) The term of this Agreement with respect to the Fund shall be the term of the contract under which the Bank serves as custodian and fund accounting agent for such Fund. In addition, the Fund may terminate the Services provided hereunder upon at least sixty (60) days written prior notice from the Fund to the Bank; and the Bank may terminate the Services provided hereunder at any time upon at least sixty (60) days written notice from the Bank to the Fund in the event it ceases to provide the Services generally or if the Bank reasonably believes that continuing to provide the Services would constitute a breach of any agreement to which the Bank is a party or any law, rule, regulation or directive of any regulatory authority. The provisions of this Agreement shall survive its termination with respect to any matter arising while this Agreement shall be in effect.

(b) Upon the termination of this Agreement, the Fund shall, upon written request, be provided with reasonable access to the records of the Bank relating to the Bank’s performance of its duties hereunder, and the Bank shall follow the Fund’s reasonable instructions with regard to the delivery of any such records to the Fund or its respective agent, at the expense of the Fund.

8. Intellectual Property Rights and Use Restrictions

The Fund acknowledges and agrees that the Services and the Models are the proprietary and confidential property of the Bank and the Bank retains sole and exclusive ownership of all rights relating thereto including all intellectual property rights including rights relating to patent, trademark and copyrights, and the Fund irrevocably assigns all right title and interest therein to the Bank. The Fund acknowledges and agrees that the unauthorized disclosure or use of the Services or the Models, or violation of the Bank’s proprietary rights therein, may cause immediate and irreparable harm to the Bank for which money damages may not adequately compensate the Bank. Accordingly, notwithstanding any other provision of this Agreement, in the event of any unauthorized disclosure or use of the Models or the Services or any related documentation or threat of same, or any other violation or threatened violation of the Bank’s proprietary rights in the Models or the Services, the Bank will be entitled, in addition to any rights under this Agreement or at law, to seek immediate injunctive relief from any court or tribunal with authority to grant such relief.

The Fund shall use the data derived from use of the Models and the Services solely to publish to its clients valuations relating to the security types set forth on Appendix A which clients shall be restricted to use such data solely for internal purposes; and to the extent that the Fund receives underlying data, or inputs, or information with respect to a valuation application, related to the Services, a particular valuation, or otherwise, including, without limitation, information as to calculation methodology, analysis, formulas and knowhow, the same shall be deemed to be confidential and proprietary information of the Bank and the Fund shall not disclose, publish, assign, disseminate, distribute or copy the same or provide such data, inputs, or information to its clients. The Fund shall not 1) copy, modify or create derivative works based upon the Models or Services or any documentation provided by the Bank related thereto or 2) sell, license, sublicense, lease, rent, transmit, publish or distribute to any third party, or disclose, permit access to, or transfer to any third party any portion of the Models or the Services or any related documentation or data derived from the use thereof, except to the extent of the limited publishing rights as to client security valuations set forth in the preceding sentence; provided, however, that nothing in this Agreement shall prevent the Fund from disclosing to its Board of Directors any information with respect to the Models or the Services or from identifying the Bank or describing the Services in its registration statement and filing a copy of this agreement as an exhibit thereto to the extent such filing is required by law.

9. Miscellaneous.

(a) Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To the Fund:

AllianceBernstein Cap Fund, Inc.

[Address]

Attn: [            ]

To the Bank:

State Street Bank and Trust Company

200 Clarendon Street, P.O. Box 9130

Boston, MA 02117-9130

Attention:

(b) This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

(c) This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

(d) The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved within The Commonwealth of Massachusetts. Accordingly, the parties consent and submit to the jurisdiction of the courts and any applicable arbitral body located within The Commonwealth of Massachusetts. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within The Commonwealth of Massachusetts.

(e) This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

(f) The captions of this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(g) If any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions and portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

(h) This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

10. Confidentiality. Both parties hereto agree that any non-public information obtained hereunder concerning the other party or its subsidiaries or affiliates or its business, policies, procedures, methods, technology, including, in any event the Models, is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization or to the extent that such information is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

11. Use of Name. Neither party hereto shall use the name of the other party or any of its respective affiliates in any prospectus, sales literature or other material in a manner not approved by the relevant party prior thereto in writing; provided however, that such approval shall not be required for any use of a party’s name which merely refers in accurate and factual terms to the Bank’s appointment hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

12. Amendments; No Waivers.

(a) This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the parties. Any provision hereof may be waived but only in writing signed by the party against whom such waiver is sought to be enforced.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights and remedies provided by law.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

ALLIANCEBERNSTEIN CAP FUND, INC.

By:
Name:
Title:

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title: